SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2008

Asianada, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On October 27, 2008, Asianada, Inc. (the “Company”) issued a press release announcing that it has executed a non-binding letter of intent that sets forth the preliminary terms and conditions of its proposed acquisition of certain assets of Grupo Grandioso, LLC. The letter of intent also contemplates hiring Jeffrey Schwartz as the Company’s Chairman and Chief Executive Officer. The closing of the transaction is subject to certain conditions, including execution of a definitive acquisition agreement and the completion of due diligence. There can be no assurance that the acquisition will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent. A copy of the press release announcing the execution of the letter of intent is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIANADA, INC.

Date: October 28, 2008	By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer